UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2009
QLT Inc.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-17082	N/A

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

887 Great Northern Way, Suite 101, Vancouver, B.C. Canada	V5T 4 T5

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (604) 707-7000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.
On October 1, 2009, QLT Inc., a corporation formed under the laws of the Province of British Columbia, Canada (“QLT”), entered into a stock purchase agreement (the “Stock Purchase Agreement”) with TOLMAR Holding, Inc., a Delaware corporation (“TOLMAR”), pursuant to which QLT sold all of the shares of its wholly-owned U.S. subsidiary, QLT USA, Inc. (“QLT USA”), to TOLMAR for up to an aggregate US$230 million. The closing of the sale of the shares of QLT USA contemplated by the Stock Purchase Agreement took place on October 1, 2009. Under the Stock Purchase Agreement, QLT received US$20 million on closing and will receive US$10 million on or before October 1, 2010 and up to an additional US$200 million payable on a quarterly basis in amounts equal to 80% of the royalties paid under the license agreements with each of Sanofi-Synthelabo Inc. and MediGene Aktiengesellschaft for the commercial marketing of Eligard in Canada, the United States and Europe (beginning with the royalties payable for Eligard sales that occurred in the quarter ended September 30, 2009) until the earlier of QLT receiving the additional US$200 million or the expiry of the Stock Purchase Agreement on October 1, 2024. In addition, under the terms of the Stock Purchase Agreement, TOLMAR paid QLT an additional amount for the shares of QLT USA equal to the balance of cash that QLT USA had on-hand at closing, substantially all of which had been reflected in QLT’s consolidated balance sheet at June 30, 2009. QLT has agreed to indemnify TOLMAR for certain claims that may be made under the Stock Purchase Agreement. The foregoing does not purport to be a complete description of the Stock Purchase Agreement and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and which is incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
See the disclosure in Item 1.01 above.
Item 9.01. Financial Statements and Exhibits.
(b) Pro Forma Financial Information
The unaudited pro forma consolidated balance sheet at June 30, 2009 and the unaudited pro forma consolidated statements of operations for the year ended December 31, 2008 and the six month period ended June 30, 2009, and the accompanying notes thereto, are attached hereto as Exhibit 99.1.
These unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the sale been consummated as of the dates indicated or of the results that may be obtained in the future. These unaudited pro forma consolidated financial statements and the accompanying notes should be read together with the Company’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2008, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as well as in conjunction with the Company’s unaudited condensed consolidated financial statements and accompanying notes as of and for the six months ended June 30, 2009, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2009.

These unaudited pro forma consolidated financial statements are being filed to satisfy the requirements under Securities and Exchange Commission (“SEC”) Regulation S-X, Rule 11-01 and Rule 11-02, with respect to the sale of the QLT USA shares.
(d) Exhibits

Exhibit No.	Description

2.1*	Stock Purchase Agreement between QLT Inc. and TOLMAR Holding, Inc., dated October 1, 2009.

99.1	Unaudited Pro Forma Condensed Consolidated Statements of Operations for year ended December 31, 2008.

*	Certain portions of this exhibit have been omitted and filed separately with the SEC pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLT INC.
Date: October 7, 2009	By:	/s/ Cameron Nelson
		Name:	Cameron Nelson
		Title:	Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1*	Stock Purchase Agreement between QLT Inc. and TOLMAR Holding, Inc., dated October 1, 2009.

99.1	Unaudited Pro Forma Condensed Consolidated Statements of Operations for year ended December 31, 2008.

*	Certain portions of this exhibit have been omitted and filed separately with the SEC pursuant to a request for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.